CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of the Navellier Variable Insurance Series Fund, Inc. and to the use of our report dated January 15, 1998 on the financial statement of the Navellier Growth Portfolio, a series of shares of the Navellier Variable Insurance Series Fund, Inc. Such financial statement is incorporated by reference in the Registration Statement and Prospectus.

                                                TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 29, 1998